Exhibit 77Q1(e)(1) - First Amendment to Subadvisory Agreement between Registrant and Phoenix Investment Counsel, Inc. and Engemann Asset Management, dated January 1, 2005, on behalf of Phoenix Balanced Fund, filed via EDGAR with Post-Effective Amendment No. 100 (File No. 002-14069) on February 13, 2006 and incorporated herein by reference.

Exhibit 77Q1(e)(2) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Seneca Capital Management LLC, dated November 1, 2005, On behalf of Phoenix High Yield Fund, filed via EDGAR with Post-Effective Amendment No. 100 (File No. 002-14069) on February 13, 2006 and incorporated herein by reference.